                                                                      EXHIBIT 11



                           WYNN'S INTERNATIONAL, INC.
              COMPUTATION OF NET INCOME PER COMMON SHARE - PRIMARY

                                                                          Year ended December 31
                                                          ------------------------------------------------------------
                                                             1993                     1992                    1991
                                                          ----------               ----------             ------------
Net income  . . . . . . . . . . . . . . . .               $8,981,000               $7,253,000             $(11,200,000)
Weighted average number of shares
  outstanding . . . . . . . . . . . . . . .                5,439,042                5,395,809                5,438,480
Net shares assumed issued using the
  treasury stock method for stock options
  outstanding during each period based on
  average market price. . . . . . . . . . .                  108,384                 (1)                      (1)
                                                           ---------                ---------             ------------
Common and common equivalent
  shares  . . . . . . . . . . . . . . . . .                5,547,426                5,395,809                5,438,480
                                                          ----------               ----------              -----------
Net income per common share . . . . . . . .                    $1.62                    $1.34                   $(2.06)
                                                          ==========               ==========             ============

______________________________________________________
(1) The effect of outstanding stock options on the primary earnings per share computation for 1992 and 1991 is immaterial.

                  COMPUTATION OF NET INCOME PER COMMON SHARE -
                             ASSUMING FULL DILUTION

                                                                             Year ended December 31
                                                          ------------------------------------------------------------
                                                             1993                      1992                    1991
                                                          ----------                ----------            ------------
Net income  . . . . . . . . . . . . . . . .               $8,981,000                $7,253,000            $(11,200,000)
Net interest expense from convertible
  bonds . . . . . . . . . . . . . . . . . .                  406,000                   425,000                (1)
                                                          ----------                ----------            ------------
Net earnings for purposes of dilution . . .               $9,387,000                $7,678,000            $(11,200,000)
                                                          ==========                ==========            ============
Weighted average number of shares
  outstanding . . . . . . . . . . . . . . .                5,439,042                 5,395,809               5,438,480
Net shares assumed issued using the
  treasury stock method for stock options
  outstanding during each period based on
  average or ending market price, whichever is
  higher  . . . . . . . . . . . . . . . . .                  119,762                    84,641                   5,983
Dilutive effect of assumed
   conversion of bonds outstanding . . . . .                 473,360                   494,317                 (1)
                                                          ----------                ----------            ------------
Fully diluted shares  . . . . . . . . . . .                6,032,164                 5,974,767               5,444,463
                                                          ----------                ----------            ------------
Net income per common share . . . . . . . .                    $1.56                     $1.29                  $(2.06)
                                                          ==========                ==========            ============

______________________________________________________
(1) The effect of outstanding convertible bonds for 1991 would be antidilutive or immaterial.

Note: The above calculations reflect for all periods the three-for-two stock split effected by the Company in September 1993.